LEASE AGREEMENT

This commercial lease is entered into between Industrial Management & Engineering, Inc. ("Landlord") and Covol Technologies, Inc., ("Tenant"). The Landlord hereby leases the below described commercial property to the Tenant. The Tenant hereby accepts the lease. The terms of the lease are as follows:

1. The lease pertains to the property, including the building and the adjacent paved parking area located at 3280 North Frontage Road, Lehi, Utah 84043, but excluding the currently fenced off portion on the north of the property (the "Premises").

2. The initial term of the lease shall be for a period of three years, commencing on the 1st day of August, 1997 and ending on the 31st day of July 2000. Thereafter, the lease shall automatically extend for successive one-year periods unless prior to the end of any lease year, Tenant shall give Landlord 60-days written notice of it intent to terminate the lease.

3. The Tenant shall pay Landlord, the monthly rent of $5,000.00 payable on the first day of every month. There will be a late fee of $100 if the rent is not paid by the 5th of the month, plus $10 for each additional day until paid. After the initial term of the lease, the amount of the rent will increase by 5% per annum. If Landlord builds additional commercial rental space on the fenced portion of the Premises and Tenant desires to lease those structures, the terms for such additional space shall be agreed upon by the parties.

4. The Tenant shall be responsible for providing all utilities, property taxes, and maintenance of the Premises.

5. The Landlord shall provide such additional parking space as Tenant may require, at no additional cost to the Tenant.

6. The Tenant agrees to return possession of the Premises at the conclusion of the lease in its present condition, except for normal wear and tear.

7. The Premises shall be used for the purpose of conducting the proper business activities of Tenant which include but are not limited to the development and world-wide commercialization of its patented agglomeration technology.

8. The Tenant shall not assign or sublease the Premises without written permission of the Landlord.

9. No material or structural alterations of the Premises will be made without the prior written permission of the Landlord.

10. The Tenant will comply with all zoning, health, environmental and use ordinances.

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11. In the event that legal  action is necessary  to enforce any  provisions  of this contract, attorney fees may be recovered by the prevailing party.

12. This lease is subject to the formal transfer of ownership of the Premises from Tenant to Landlord.


Signed this 7th day of November, 1997.

Landlord                                             Tenant
IME                                                  COVOL TECHNOLOGIES, INC.



By: /s/ Gerald Larson                                By:/s/ Stanley Kimball
   -----------------------                              ---------------------
Its:  Director                                       Its: CFO